Exhibit 99.1

KBS SOR (BVI) HOLDINGS, LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2019

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Profit or Loss	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Equity	5-6

Consolidated Statements of Cash Flows	7-8

Notes to the Interim Consolidated Financial Statements	9-16

- - - - - - - - - - - - - - - - - - -

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,		December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$126,164	$142,272	$127,680
Rents and other receivables, net	2,486	3,477	2,496
Prepaid expenses and other assets	1,855	3,663	1,424
Restricted cash	14	3,832	1,013
Investment in debt instruments, net	-	-	10,859
Due from Owner	-	-	4,500
Investment property held for sale	-	-	43,758
	130,519	153,244	191,730

NON-CURRENT ASSETS
Investment properties	921,736	1,075,341	912,989
Investment in joint ventures	178,657	167,320	185,684
Investment in debt instruments, net	-	17,858	-
Financial assets at fair value through profit or loss	65,440	92,303	75,351
Restricted cash	9,483	7,621	9,329
	1,175,316	1,360,443	1,183,353

Total assets	$1,305,835	$1,513,687	$1,375,083

LIABILITIES
CURRENT LIABILITIES
Notes and bonds payable, net	$100,605	$117,150	$49,957
Debentures, net	53,407	55,559	51,903
Accounts payable and accrued liabilities	13,649	14,696	18,950
Other liabilities	15,550	9,660	17,312
Note payable related to property held for sale, net	-	-	22,845

	183,211	197,065	160,967
NON-CURRENT LIABILITIES
Notes and bonds payable, net	279,424	300,818	327,668
Debentures, net	156,172	216,227	203,099
Rental security deposits	3,635	4,857	3,703

	439,231	521,902	534,470

Total liabilities	622,442	718,967	695,437

EQUITY
Owner's net equity	663,596	765,909	657,049
Non-controlling interests	19,797	28,811	22,597

Total equity	683,393	794,720	679,646

Total liabilities and equity	$1,305,835	$1,513,687	$1,375,083

The accompanying notes are an integral part of the interim consolidated financial statements.

May 13, 2019	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Three months ended March 31,		Year ended December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands

Revenues and other income:

Rental income	$16,146	$14,954	$71,181
Tenant reimbursements	2,628	2,682	12,621
Interest income from debt investments	369	501	2,018
Other operating income	818	221	2,812

Total revenues and other income	19,961	18,358	88,632

Expenses:
Operating, maintenance, and management fees	(6,349)	(5,487)	(29,110)
Real estate taxes and insurance	(2,977)	(2,339)	(11,762)

Total expenses	(9,326)	(7,826)	(40,872)

Gross profit	10,635	10,532	47,760

Fair value adjustment of investment properties, net	(6,059)	(4,501)	17,111
Loss on extinguishment of debt	(856)	0	(494)
Provision for loss on debt investments	0	0	(2,500)
Equity in income of joint venture	773	425	17,469
Asset management fees to affiliate	(1,891)	(1,825)	(8,525)
General and administrative expenses	(671)	(1,313)	(4,929)

Operating profit	1,931	3,318	65,892

Finance income	586	902	1,798
Finance income (loss) from financial assets at fair value through profit or loss	12,941	(14,906)	(12,579)
Finance expenses	(7,168)	(6,591)	(31,054)
Foreign currency transaction adjustments, net	(2,816)	(997)	10,141

Net income (loss)	$5,474	$(18,274)	$34,198

Net income (loss) attributable to owner	$6,547	$(18,120)	$41,320
Net loss attributable to non-controlling interests	(1,073)	(154)	(7,122)

Net income (loss)	$5,474	$(18,274)	$34,198

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three months ended March 31,		Year ended December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands

Net income (loss)	$5,474	$(18,274)	$34,198

Total comprehensive income (loss)	$5,474	$(18,274)	$34,198

Total comprehensive income (loss) attributable to owner	$6,547	$(18,120)	$41,320

Total comprehensive loss attributable to non-controlling interests	(1,073)	(154)	(7,122)

Total comprehensive income (loss)	$5,474	$(18,274)	$34,198

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2019	$413,087	$202,331	$41,631	$657,049	$22,597	$679,646

Net income (loss)	—	6,547	—	6,547	(1,073)	5,474
Total comprehensive income (loss)	—	6,547	—	6,547	(1,073)	5,474
Non-controlling interests contributions	—	—	—	—	12	12
Distributions to noncontrolling interests	—	—	—	—	(1,739)	(1,739)

Balance at March 31, 2019	$413,087	$208,878	$41,631	$663,596	$19,797	$683,393

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2018	$413,087	$332,811	$41,631	$787,529	$28,957	$816,486
Net loss	—	(18,120)	—	(18,120)	(154)	(18,274)
Total comprehensive loss	—	(18,120)	—	(18,120)	(154)	(18,274)
Dividends to Owner	—	(3,500)	—	(3,500)	—	(3,500)
Non-controlling interests contributions	—	—	—	—	8	8

Balance at March 31, 2018	$413,087	$311,191	$41,631	$765,909	$28,811	$794,720

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited

Balance at January 1, 2018	$413,087	$332,811	$41,631	$787,529	$28,957	$816,486
Net income (loss)	—	41,320	—	41,320	(7,122)	34,198
Total comprehensive income (loss)	—	41,320	—	41,320	(7,122)	34,198
Dividends to Owner	—	(171,800)	—	(171,800)	—	(171,800)
Non-controlling interests contributions	—	—	—	—	762	762

Balance at December 31, 2018	$413,087	$202,331	$41,631	$657,049	$22,597	$679,646

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Year ended December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands
Cash flows from operating activities:
Net income (loss)	$5,474	$(18,274)	$34,198
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in income of unconsolidated joint venture	(773)	(425)	(17,469)
Fair value adjustment on investment properties, net	6,059	4,501	(17,111)
Loss on extinguishment of debt	856	—	494
Provision for loss on debt investments	—	—	2,500
Deferred rent	(1,270)	(745)	(4,736)
Bad debt (recovery) expense	(102)	(366)	161
Financing expense, net	7,168	6,591	31,054
Finance income	(586)	(902)	(1,798)
Finance (income) loss from financial assets at fair value through profit or loss	(12,941)	14,906	12,579
Interest income from debt instruments, net	(369)	(501)	(2,018)
Foreign currency transaction loss (gain), net	2,816	997	(10,141)
	6,332	5,782	27,713
Changes in assets and liabilities:
Restricted cash	994	(537)	2,272
Rents and other receivables	(191)	(974)	(705)
Prepaid expenses and other assets	(505)	(987)	(1,007)
Accounts payable and accrued liabilities	(4,170)	(1,245)	3,008
Rental security deposits	(68)	551	(603)
Other liabilities	(543)	(1,104)	73
Lease incentive additions	(17)	(17)	(1,109)
	(4,500)	(4,313)	1,929

Net cash provided by operating activities	1,832	1,469	29,642

Cash Flows from Investing Activities:
Acquisitions of investment properties	—	(238,170)	(312,348)
Improvements to investment properties	(9,733)	(5,669)	(37,423)
Proceeds from sales of investment properties, net	17,894	1,918	248,834
Deferred proceeds related to sale of real estate	—	281	1,390
Reimbursement of construction costs	—	—	1,636
Repayment of debt investments	7,750	—	4,500
Proceeds from insurance claims	—	—	—
Distributions of capital from investment in joint venture	7,800	—	—
Investment in unconsolidated joint venture	—	—	(1,320)
Investments in financial assets at fair value through profit or loss, net	(15)	(14,963)	(30,609)
Distribution from financial assets at fair value through profit or loss	—	439	2,627
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	24,076	—	27,786
Purchase of interest rate cap	—	—	(163)
Interest income received	1,215	1,306	3,713
Dividend income received from financial assets at fair value through profit or loss	1,936	1,035	6,176
Funding of development obligations	—	—	(1,170)
Due from Owner	4,500	—	(4,500)

Net cash provided by (used in) investing activities	$55,423	$(253,823)	$(90,871)

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Year ended December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands

Cash Flows from Financing Activities:
Proceeds from notes and bonds payable	$2,608	$89,000	$223,425
Principal payments on debentures, notes and bond payable	(54,266)	(857)	(152,516)
Payments of deferred financing costs	(7)	(1,252)	(3,390)
Interest paid	(9,127)	(8,460)	(27,029)
Release of restricted cash for debt service obligations	276	—	—
Non-controlling interests contributions	12	8	762
Distributions to non-controlling interests	(1,739)	—	—
Dividends to Owner	—	(3,500)	(171,800)
Other financing proceeds, net	1,822	—	—

Net cash (used in) provided by financing activities	(60,421)	74,939	(130,548)

Effect of exchange rate changes on cash and cash equivalents	1,650	1	(229)
Net decrease in cash and cash equivalents	(1,516)	(177,414)	(192,006)
Cash and cash equivalents, beginning of period	127,680	319,686	319,686

Cash and cash equivalents, end of period	$126,164	$142,272	$127,680

Supplemental Disclosure of Noncash Investing and Financing Activities:
Accrued improvements to real estate	$5,108	$6,019	$3,363

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.
These financial statements have been prepared in a condensed format as of March 31, 2019 and for the three months period then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2018 and for the year then ended and the accompanying notes ("annual financial statements").

b.
The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans and real estate equity securities.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

a.    Basis of preparation of the interim consolidated financial statements:

The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements, except the following:

b.    Leases:

As described in note 4a to the annual financial statements as to the initial application of IFRS 16 - "Leases" (hereinafter - the standard), the Company has elected to apply the standard according to the modified retrospective approach (without a restatement of comparative numbers). The adoption of the standard on January 1, 2019 did not affect the company's financial statements.

Regarding the accounting policy implemented until December 31, 2018 related to the classification and revenue recognition of leases - see paragraphs o and k of Note 2 to the annual consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Under IFRS 16, the accounting treatment by lessors remains substantially unchanged. Accordingly, the accounting policy that was applied beginning January 1, 2019 with regards to classification and revenue recognition of leases is as follows:

The criteria for classifying leases as finance or operating leases depend on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IFRS 16.

The Company as lessor:

Operating leases:

Lease agreements are classified as an operating lease if they do not transfer substantially all the risks and benefits incidental to ownership of the leased asset. Rental income is accounted for on a straight-line basis over the lease term.

Revenue Recognition:

The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is probable and records amounts expected to be received in later years as deferred rent receivable. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant’s rent) that is funded is treated as a lease incentive and amortized as a reduction of rental revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the lessee or lessor supervises the construction and bears the risk of cost overruns;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company leases apartment units under operating leases with terms generally of one year or less. Generally, credit investigations will be performed for prospective residents and security deposits will be obtained. The Company recognizes rental revenue, net of concessions, on a straight-line basis over the term of the lease, when collectability is determined to be probable.

The Company makes a determination of whether the collectability of the lease payments in an operating lease is probable. If the Company determines the lease payments are not probable of collection, the Company would fully reserve for any contractual lease payments, deferred rent receivable, and tenant reimbursements and would recognize rental income only if cash is received. Bad debt expense is included in operating, maintenance, and management expense on the statement of profit or loss.

NOTE 3:	INVESTMENT IN SIGNIFICANT JOINT VENTURE

The Company does not attach the financial statements of KBS SOR SREF III 110 William, LLC, since its reports are insignificant to the Company's financial statements and do not add more information to the contained below.

Summarized information about the statement of financial position and the statement of profit of KBS SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	March 31,		December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands

Current assets	$13,545	$21,509	$22,976
Non-current assets (investment property)	527,378	479,810	520,105
Current liabilities	8,016	267,474	272,912
Non-current liabilities	276,783	625	568

Equity	$256,124	$233,220	$269,601
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$126,550	$116,695	$134,192

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:	INVESTMENT IN SIGNIFICANT JOINT VENTURE (Cont.)

(1)	The company holds 60% of KBS SOR SREF III 110 William, LLC.

	Three months ended March 31,		Year ended December 31,
	2019	2018	2018
	Unaudited		Audited
	U.S. dollars in thousands

Revenues	$7,975	$9,017	$35,857
Gross profit	4,098	4,915	19,296
Operating profit (*)	4,098	4,820	54,802
Net (loss) income (*)	(477)	717	37,099

Share of profit from joint venture (Based on the waterfall mechanism)	158	668	18,166

(*)Includes revaluation of investment property	$—	$(95)	$35,506

110 William Street Refinancing:

On March 7, 2019, the 110 William Joint Venture closed on refinancing of the 110 William Street existing loans (the “Refinancing”). The 110 William Joint Venture repaid $268.0 million of principal related to the existing 110 William Street loans. The Refinancing is comprised of a mortgage loan with Invesco CMI Investments, L.P., an unaffiliated lender, for borrowings of up to $261.4 million, which is secured by 110 William Street (the “110 William Street Mortgage Loan”) and a mezzanine loan with Invesco CMI Investments, L.P., an unaffiliated lender, for borrowings of up to $87.1 million (the “110 William Street Mezzanine Loan”). The 110 William Street Mortgage Loan is comprised of a senior mortgage loan of $215.5 million (the “Senior Mortgage Loan”) and an amended and restated building loan of $45.9 million (the “Building Loan”) to be use for future tenant improvements, leasing commissions and capital expenditures.

The 110 William Street Mortgage Loan and the 110 William Street Mezzanine Loan mature on April 9, 2021, with three one-year extension options. The 110 William Street Mortgage Loan bears interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month LIBOR. The 110 William Street Mezzanine Loan bears interest at a rate of the greater of (a) 6.9% or (b) 490 basis points over one-month LIBOR. The 110 William Joint Venture entered into an interest rate cap that effectively limits one-month LIBOR at 3.75% on $348.5 million, effective March 7, 2019 through March 15, 2021. The 110 William Street Mortgage Loan and the 110 William Street Mezzanine Loan have monthly payments that are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The 110 William Joint Venture has the right to prepay the loans at any time in whole, but not in part, subject to a prepayment fee if prepaid prior to May 9, 2020 and subject to certain other conditions contained in the loan documents. At closing, $210.8 million of the Senior Mortgage Loan and $70.3 million of the 110 William Street Mezzanine Loan was funded with $4.7 million of the Senior Mortgage Loan, $45.9 million of the Building Loan and $16.8 million of the 110 William Street Mezzanine Loan available for future funding, subject to certain terms and conditions contained in the loan documents.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:	INVESTMENT IN SIGNIFICANT JOINT VENTURE (Cont.)

During the three months ended March 31, 2019, the 110 William Joint Venture made a $7.8 million distribution to the Company and a $5.2 million distribution to the 110 William joint venture partner funded with proceeds from the 110 William Street refinancing.

NOTE 4:	FINANCIAL INSTRUMENTS

The fair value of non-current notes payables as of March 31, 2019 is not materially different from its fair value as presented in the annual consolidated financial statements as of December 31, 2018.  The fair value of the debentures payable as of March 31, 2019 was approximately $214.1 million (777.7 million NIS).

The change in fair value of foreign currency option that is not designated as a cash flow hedge is recorded as foreign currency transaction gains or losses in the accompanying consolidated statements of profit or loss. During the three months ended March 31, 2019, the Company recognized a net loss of $2.8 million derived from a $3.0 million gain related to the foreign currency option, which is shown net against $5.8 million of foreign currency transaction loss related to exchange differences of the debentures. The loss is shown in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. As of March 31, 2019, the Company used Level 2 inputs to measure the foreign currency option fair value at $1.4 million, which is shown in other liabilities on the accompanying consolidated statements of financial position.

As of March 31, 2019, the Company had a working capital shortfall amounting to $52.7 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to refinance loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of Company properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

NOTE 5:	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Disposition of 424 Bedford:

On January 11, 2019, the 424 Bedford joint venture sold 424 Bedford to a purchaser unaffiliated with the Company or the Advisor, for $41.6 million net of closing costs and credits. In connection with the disposition of 424 Bedford, the buyer assumed the mortgage loan secured by 424 Bedford with an outstanding principal balance of $23.7 million at the time of the sale. The sale resulted in a $2.2 million loss (resulting mainly because of closing costs) recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

Real Estate Equity Securities

During the three months ended March 31, 2019, the Company sold 1,686,734 shares of common stock of Whitestone REIT (NYSE Ticker: WSR) for an aggregate sale price of $24.1 million.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

Investments in Debt Instruments, Net

On March 20, 2019, the Company, through an indirect wholly owned subsidiary, entered into a redemption agreement for the Battery Point Series B Preferred Units. The redemption agreement resulted in the redemption of 13,000 Series B Preferred Units with a per-unit price of $1,000. The Company received $8.6 million, of which $0.9 million relates to accrued interest and an exit fee. In addition, the Company received 210,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25.

The following summarizes the activity related to real estate debt securities for the three months ended March 31, 2019 (in thousands):

Debt investments, net - December 31, 2018	$10,859
Principal repayment of Series B preferred units	(7,750)
Redemptions of Series B Preferred Units in exchange for Series A-3 Preferred Units	(2,992)
Receipt of deferred interest receivable	(130)
Deferred interest receivable	4
Accretion of commitment fee, net of closing costs	9
Debt investments, net - March 31, 2019	$—

Financial Assets at Fair Value through Profit or Loss

Battery Point Series A-3 Preferred Units

Beginning October 28, 2016, the Company invested in Battery Point Series B Preferred Units which were classified as Investments in Debt Instruments, Net on the Company’s accompanying statements of financial position.  On March 20, 2019, the Company, through an indirect wholly owned subsidiary, entered into a redemption agreement for the Battery Point Series B Preferred Units. The redemption agreement resulted in the redemption of the Company’s entire investment of 13,000 Series B Preferred Units with a per-unit price of $1,000 with an aggregate outstanding principal balance of $13 million. The Company received a principal paydown of $7.7 million plus accrued interest and an exit fee.  In addition, the Company received 210,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25 with an aggregate face amount of $5.3 million. The Battery Point Series A-3 Preferred Units are entitled to a monthly dividend based on an annual rate of 7.5%. The annual dividend rate increases to 10% for the Battery Point Series A-3 Preferred Units not redeemed by February 28, 2020 and to 11% for the Battery Point Series A-3 Preferred Units not redeemed by February 28, 2021. On each monthly dividend payment date, Battery Point Trust, Inc. (“Battery Point”) has the obligation to use 20% of the net proceeds of any and all future equity capital raising to redeem the Series A-3 Preferred Units. The Battery Point Series A-3 Preferred Units are redeemable at any time by Battery Point and holders of Series A-3 Preferred Shares may elect to redeem their units beginning on February 28, 2021, subject to Battery Point’s board of directors’ determination that the company has sufficient cash.

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

The Company does not have a unilateral right to redeem the Battery Point Series A-3 Preferred Units on a stated redemption date, therefore the Company classified the Series A-3 Preferred Units as a financial asset at fair value through profit or loss.  The Battery Point Series A-3 Preferred Units as of March 31, 2019, had a carrying value of $3.0 million.

On March 20, 2019, Pacific Oak Battery Point Holdings, LLC, a real estate asset management company formed in 2019, and its family of companies (collectively, “Pacific Oak”), acquired all the common equity interests in BPT Holdings, LLC (“Battery Point Holdings”). Battery Point Holdings owns (a) the common stock in Battery Point, (b) all the service entities that provide advisory, servicing and property management services to Battery Point Holdings generally named “DayMark”, and (c) 40% of additional DayMark entities that purchase, renovate, lease and sell single-family residential homes to Battery Point. As owner of Battery Point Holdings, Pacific Oak will be responsible for funding the ongoing operations of Battery Point Holdings and its subsidiaries. The affiliated DayMark service entities will be paid annual asset management fees equal to 1.5% of the gross asset value of Battery Point, annual property management fees equal to 8% of tenants’ rents received by Battery Point, and acquisition fees of 1% of the gross purchase price of properties acquired. The affiliated DayMark service entities will also receive fees from tenants upon execution of leases and a 1% commission from sellers of properties into the program, if it acts as the broker for the seller.

Pacific Oak is a group of companies founded and owned by Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the Board of Directors.

Debentures

On March 1, 2019, the Company paid the first principal installment payment of 194.0 million Israeli new Shekels (approximately $53.6 million as of March 1, 2019).

KBS SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:	SUBSEQUENT EVENTS

Probable Real Estate Acquisition
Georgia 400 Center

On May 1, 2019, the Company, through an indirect wholly owned subsidiary (the “Buyer”), entered into a purchase and sale agreement to purchase an office property consisting of three buildings containing an aggregate of 416,463 rentable square feet located on an aggregate of 24.4 acres of land in Alpharetta, Georgia (“Georgia 400 Center”). On April 12, 2019, the Advisor entered into a purchase and sale agreement to purchase Georgia 400 Center and on May 1, 2019, the Advisor subsequently assigned the purchase and sale agreement, as amended, to the Buyer for $1.0 million, which is the amount of the initial deposit paid by the Advisor. The seller is not affiliated with the Company or the Advisor.

Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $3.0 million of earnest money. The contractual purchase price of Georgia 400 Center is $91.0 million plus closing costs. Georgia 400 Center was built between 1998 and 2001 and is currently 85% leased to 31 tenants.

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